SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 383-6619

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE 08/18/03

Item 9. Regulation FD Disclosure.

This Current Report on Form 8-K is being filed to disclose the press release issued by the Registrant on August 18, 2003. The press release, which is filed as Exhibit 99.1 hereto, was to announce the sale of approximately $2.1 million of the Registrant’s common stock to certain accredited investors. This amount is in addition to the $7.0 million of the Registrant’s common stock issued on July 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.

Date: August 18, 2003	By:	/s/ Andy LoCascio Andy LoCascio Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release Issued by Civitas BankGroup, Inc. dated August 18, 2003.